UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On September 29, 2010, Kulicke and Soffa Global Holding Corporation (the “Borrower”), a wholly-owned subsidiary of Kulicke and Soffa Industries, Inc. (the “Company”), entered into a Facilities Agreement (the “Facilities Agreement”) with DBS Bank Ltd. Labuan Branch (the “Lender”).  Pursuant to the Facilities Agreement, the Lender has agreed to make available to the Borrower the following banking facilities:

(i)  a short term loan facility of up to Twelve Million U.S. Dollars ($12,000,000) (the “STL Facility”); and

(ii)  a revolving credit facility of up to Eight Million U.S. Dollars ($8,000,000) (the “RC Facility”).

The STL Facility is an uncommitted facility, and therefore, cancellable by the Lender at any time in its sole discretion.  Borrowings under the STL Facility bear interest at the Singapore Interbank Offered Rate (“SIBOR”) plus 1.5%.  The RC Facility is a committed facility and is available to the Borrower until September 10, 2013, the maturity date.  Borrowings under the RC Facility bear interest at SIBOR plus 2.5%.  The Facilities Agreement has been entered into in order to provide support, if needed, to fund the Borrower’s working capital requirements. There are currently no outstanding amounts under the Facilities Agreement.

The Facilities Agreement contains customary representations and warranties and covenants for agreements of this nature, including covenants that require the Borrower to maintain a positive net worth and to maintain all of its material operating accounts with DBS Bank Ltd, Singapore.  Events of default under the Facilities Agreement include: (i) the failure to make payments when due, (ii) breach of covenants, (iii) breach of representations and warranties, (iv) insolvency, and (v) any material adverse change in the financial condition of the Borrower or the Company which would affect the Borrower’s or the Company’s ability to perform its obligations under the Facilities Agreement and the related security documents.  The Company has agreed to guarantee the Borrower’s obligations under the Facilities Agreement pursuant to a Guaranty Agreement, dated as September 29, 2010, by and between the Company and the Lender.

In connection with the Facilities Agreement, on September 29, 2010, the Borrower and the Lender entered into a Debenture, pursuant to which the Borrower granted a security interest in substantially all of the Borrower’s assets, which include most of the consolidated accounts receivable and inventory of the Company and its subsidiaries, to secure the obligations under the Facilities Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

October 5, 2010	By:	/s/ Michael J. Morris
	Name:	Michael J. Morris
	Title:	Vice President and Chief Financial Officer